UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

SILICON STORAGE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1171 Sonora Court Sunnyvale, California		94086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Silicon Storage Technology, Inc., or SST, appointed Edward Yao-Wu Yang to SST’s Board of Directors, or the Board, effective October 16, 2007.  Mr. Yang was subsequently appointed to the Compensation Committee of the Board, effective October 19, 2007.  Mr. Yang, age 57, served as Vice President and Chief Technology Officer of the Personal Systems Group of the Hewlett-Packard Company, a hardware and software technology company, from 1998 to 2005. From 1995 to 1998, Mr. Yang served as Group R&D Manager for the Personal Systems Group of the Hewlett-Packard Company. Mr. Yang holds a B.S. in Electrical Engineering from the National Cheng-Kung University (Taiwan) and an M.S. in Electrical Engineering from Oregon State University.

Concurrent with his appointment to the Board, Mr. Yang was automatically granted a stock option to purchase 45,000 shares of SST’s Common Stock at an exercise price of $3.62 per share pursuant to SST’s 1995 Non-Employee Directors’ Stock Option Plan.  The exercise price is equal to the closing price of SST’s Common Stock as reported on the NASDAQ Global Market on October 15, 2007.  One-quarter of shares subject to the stock option will vest on the yearly anniversary of the grant date.  Pursuant to SST’s Director Retainer Program, Mr. Yang is entitled to receive between $20,000 and $30,000 annually and $800 and $1,500 per meeting, based on his position on the Board, in connection with his attendance of Board and committee meetings. In addition, he will be entitled to reimbursement for certain travel-related expenses in connection with his attendance at Board and committee meetings in accordance with SST’s policy. The Director Retainer Program is filed as Exhibit 10.15 to SST’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2005.

In connection with his appointment as member of the Board, SST will enter into an indemnity agreement with Mr. Yang. SST has entered into indemnity agreements with each of its executive officers and directors which provide, among other things, that SST will indemnify these persons, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as director, officer or agent of SST, and otherwise to the full extent permitted under California law and SST’s bylaws.

A copy of the press release announcing the appointment of Mr. Yang to the Board is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Exhibit 99.1 Press Release, dated October 18, 2007, entitled “SST Appoints Edward Y.W. Yang to its Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated  October 23, 2007

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ Bing Yeh
Bing Yeh
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Exhibit 99.1 Press Release, dated October 18, 2007, entitled “SST Appoints Edward Y.W. Yang to its Board of Directors.”